Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 33-18477) of our reports dated January 23, 2015 on the financial statements and financial highlights of Deutsche CROCI Equity Dividend Fund (formerly Deutsche Equity Dividend Fund and prior to that DWS Equity Dividend Fund), Deutsche Large Cap Value Fund (formerly DWS Large Cap Value Fund), Deutsche Mid Cap Value Fund (formerly DWS Mid Cap Value Fund) and Deutsche Small Cap Value Fund (formerly DWS Small Cap Value Fund)(four of the series of Deutsche Value Series, Inc. (formerly DWS Value Series, Inc.)) included in each Fund’s Annual Report for the fiscal year ended November 30, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2015